UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2014

R. G. BARRY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13405 Yarmouth Road N.W., Pickerington, Ohio	43147
(Address of principal executive offices)	(Zip Code)

(614) 864-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 1, 2014, R. G. Barry Corporation (“we,” “us” or “R. G. Barry”) filed with the Securities and Exchange Commission (the “SEC”) a Definitive Proxy Statement on Schedule 14A (the “Definitive Proxy Statement”), dated August 1, 2014, with respect to the Special Meeting of Shareholders of R. G. Barry to be held on September 3, 2014 (the “Special Meeting”) to, among other things, consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of May 1, 2014, by and among MRGB Hold Co., MRVK Merger Co. (a wholly-owned subsidiary of MRGB Hold Co.), and R. G. Barry (the “Merger Agreement”), pursuant to which MRVK Merger Co. will merge with and into R. G. Barry with R. G. Barry surviving as a wholly-owned subsidiary of MRGB Hold Co. (the “Merger”).

As previously disclosed on page 65 of the Definitive Proxy Statement, we are aware of two shareholder derivative and purported class action lawsuits that are currently pending. A third lawsuit relating to the Merger, which was filed in the Court of Common Pleas of Fairfield County, Ohio, has been voluntarily dismissed by the plaintiff. The remaining lawsuits, styled Neil Scarfuto v. David Lauer, et al, Case No. 14 CV 344 in the Court of Common Pleas for Fairfield County, Ohio (the “State Action”), and LR Trust, On Behalf of Itself and All Others Similarly Situated v. Nicholas DiPaolo, et al., Case No. 2:14-cv-612 in the United States District Court for the Southern District of Ohio (the “Federal Action”), remain pending for adjudication. Each remaining lawsuit generally alleges that the members of our Board of Directors breached their fiduciary duties to our shareholders by: agreeing to enter into the transaction for an allegedly unfair price; undertaking an allegedly unfair process that was inadequate and flawed and that failed to maximize shareholder value; including unfair deal protection devices in the Merger Agreement that allegedly precluded other bidders from presenting superior, alternative offers; and failing to fully disclose material information and making false and/or misleading statements concerning the Merger and the process that led to the Merger.

R. G. Barry believes that these lawsuits are without merit and that no further disclosure is required to supplement the Definitive Proxy Statement under any applicable rule, statute, regulation or law. However, to eliminate the burden, expense and uncertainties inherent in such litigation, on August 22, 2014, the defendants entered into a memorandum of understanding (the “Memorandum of Understanding”) regarding settlement of both the State Action and the Federal Action. The Memorandum of Understanding outlines the terms of the parties’ agreement in principle to settle and release all claims which were or could have been asserted in the State Action or the Federal Action. In consideration for such settlement and release, the parties to the State Action and the Federal Action have agreed that R. G. Barry will make certain supplemental disclosures to the Definitive Proxy Statement, all of which are set forth below. The Memorandum of Understanding contemplates that the parties will attempt in good faith to agree promptly upon a stipulation of settlement to be submitted to the United States District Court for the Southern District of Ohio for approval at the earliest practicable time. The stipulation of settlement will be subject to customary conditions, including confirmatory discovery and approval by the courts, which will consider the fairness, reasonableness and adequacy of such settlement. Under the terms of the proposed settlement, following final approval by the United States District Court for the Southern District of Ohio, the State Action and the Federal Action will be dismissed with prejudice. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the courts will approve the settlement even if the parties were to enter into such stipulation. In such event, or if the Merger is not consummated for any reason, the proposed settlement will be null and void and of no force and effect.

The settlement will not affect the timing of the Special Meeting, the terms of the Merger or the amount of consideration to be paid to shareholders of R. G. Barry in connection with the Merger.

Defined terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to those terms in the Definitive Proxy Statement.

SUPPLEMENTAL DISCLOSURES

In the Memorandum of Understanding with respect to the settlement of the lawsuits described above, R. G. Barry has agreed to make these supplemental disclosures to the Definitive Proxy Statement. These supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Without admitting in any way that the disclosures below are material or otherwise required by law, R. G. Barry makes the following amended and supplemental disclosures:

At page 27, the following sentence is added after the first sentence of the fourth full paragraph:

PJSC presented to the Board a list of financial and strategic buyers which might have an interest in acquiring the Company, which list included both Party A and Party B (as defined below).

At page 31, the following paragraph is added after the last paragraph:

On or about April 22, 2014, our senior management updated financial projections by reducing gross sales and gross profits for fiscal 2015 by approximately $5.6 million and $2.4 million, respectively (see “THE MERGER—Projected Financial Information”). The revised financial projections updated projections prepared by senior management as of November 18, 2013 which had been provided to Mill Road Capital on or about January 16, 2014. On or about April 24, 2014, we provided the revised projections to Mill Road Capital and PSJC.

At page 32, the third and fourth full paragraphs are revised to read as follows:

On April 29, 2014, Mr. Scharfman of Mill Road Capital called representatives of PJSC and advised that he would be sending a letter outlining certain concerns that had developed during the course of Mill Road Capital’s confirmatory due diligence. The letter recited that we had not adequately disclosed certain long-term employee incentive plans, including performance-based share units, director deferred share units and rabbi trust funding requirements, and that we had changed our pension accounting, all of which combined to make the acquisition more expensive for Mill Road Capital than anticipated when it made its offer. The letter also pointed out that management’s revised 2015 gross sales and gross profit projections were down by approximately $5.6 million and $2.4 million, respectively, from the projections that Mill Road Capital had received before it made its offer. Finally, the letter asserted that, although management’s 2015 EBITDA projection had not materially changed because management had made a corresponding reduction in projected marketing expenses that offset the sales and gross profit shortfalls, such cost cutting would not be sustainable and the gross profit shortfall would effectively drop to EBITDA. Mr. Scharfman reported that, given these concerns, Mill Road Capital’s investment committee was only prepared to move ahead with the acquisition at a price of $18.75 per share, a reduction of $1.25 per share from the original $20.00 per share offer price.

Regular meetings of the Board had been scheduled to be held in Columbus, Ohio on April 30 and May 1, 2014. The Board met during the morning of April 30, 2014 to determine how to respond to Mill Road Capital’s letter. The directors reviewed the stated concerns and determined that there was little or no basis for Mill Road Capital’s allegations regarding the adequacy of our disclosures with respect to our long-term employee incentive plans because we had disclosed such information in the materials included in the virtual data room, the disclosure schedules to the merger agreement and/or our SEC Reports. Further, the change in accounting for the pension obligation was intended to be in conformity with standard accounting practices. However, the Board did acknowledge Mill Road Capital’s point that it had only recently learned (at approximately the same time that the Board became aware) that our management had reduced the gross sales and gross profit projections for fiscal 2015 from the financial projections that they had previously provided to Mill Road Capital.

At page 34, the following sentence is added after the third sentence of the fourth paragraph:

The confidentiality agreement includes customary standstill provisions that, among other matters, prohibit Party A, for a period of twelve months following the execution of the agreement, from offering or seeking to acquire the Company or 15% or more of our common shares, unless invited to do so by the Company.

At page 34, the following paragraph is added after the fourth paragraph:

On May 2, 2014, a representative of PJSC was contacted by a fashion accessories retailer referred to herein as Party B, who was the only potential acquirer besides Party A who contacted us during the “go-shop” period. On May 5, 2014, Party B signed substantially the same confidentiality agreement (containing the same standstill provisions) that Party A would later sign and Party B was given access to our virtual data room. After having reviewed information in such data room but without having requested any supplemental due diligence materials or having entered into any discussions or negotiations, Party B advised PJSC on May 20, 2014 that it did not wish to proceed with a transaction with us.

At page 34, the following paragraph is added after the fourth paragraph:

In connection with the “go-shop process”, we provided to Mill Road Capital only that information relating to Party A and the Alternative Proposal and Party B that we were required to provide pursuant to the merger agreement. Within 24 hours of their execution, we provided to Mill Road Capital copies of our confidentiality agreements with Party A and Party B. Simultaneously with our providing to Party A material non-public information that we had not previously provided to Mill Road Capital, we also provided such information to Mill Road Capital. Finally, on June 2, 2014, we advised Mill Road Capital that our Board had determined that Party A was an “excluded party” and we provided to Mill Road Capital the documents that comprised the Alternative Proposal by Party A. However, we did not disclose to Mill Road Capital any deliberations by our Board regarding the Alternative Proposal.

At page 38, the third sentence of the last full paragraph is revised to read as follows:

The PJSC representative pointed to an earlier analysis conducted by PJSC in connection with the PJSC fairness opinion (i.e., the Opinion of Peter J. Solomon L.P.—Present Value of Future Stock Price Analysis, which is set forth in full on pages 50-51 herein) that suggested that our share price could drop to $14.00 per share or lower if we were not sold.

At page 40, the following paragraph is added prior to the first full paragraph:

The Board also discussed at the meeting whether it would be fruitful to request that Mill Road Capital increase its offer in response to the Alternative Proposal from Party A. The PJSC representative told the Board that, based on his discussions with a representative of Mill Road Capital, he believed that Mill Road Capital’s current offer was its best and final offer. He further advised the Board that, even if Mill Road Capital might be willing to increase its offer, it would not do so unless and until the Board determined that the Alternative Proposal was a “superior proposal”. Such determination would trigger the five-day contractual right of Mill Road Capital to make a revised offer that, itself, would constitute a “superior proposal” if the Board determined that the revised offer was at least as favorable to our shareholders as the Alternative Proposal from Party A. Following such discussion, the Board determined it would not be fruitful to request that Mill Road Capital increase its offer.

At page 49, the following sentence and table are added at the end of the fourth paragraph:

The transaction-by-transaction enterprise values and multiples for the selected precedent transactions are shown in the table below:

Announcement			Enterprise Value		Enterprise Value as a Multiple of LTM
Date	Acquirer	Target	(in millions)		Sales	EBITDA
May 2013	Galaxy Brand Holdings	Avia and Nevados	$74.0		1.0	ND
January 2013	E. Land World	K-Swiss	$134.8		0.6	NM
November 2012	Apax Partners	Cole Haan	$570.0		1.0	11.5
February 2012	KCP Holdco (Kenneth Cole)	Kenneth Cole Productions	$245.0		0.5	8.9
December 2011	Li & Fung	Hang Ten Group Holdings	$340.6		1.1	8.7
December 2011	Searchlight Capital Partners	Hunter Boot Ltd.	$100.0	(a)	1.8	ND
June 2011	Jones Apparel Group	Kurt Geiger Limited	£220.0		1.1	~9.0	(b)
May 2011	Deckers Outdoor Coporation	Sanuk	$150.0	(c)	2.6	ND
April 2011	Gildan Activewear	GoldTowMoretz	$350.0		1.3	7.2
February 2011	Brown Shoe	American Sporting Goods	$149.5		0.6	4.6
June 2010	Brown Shoe	Edelman Shoe Inc.	$78.9	(d)	1.3	8.0
July 2010	AEA Investors	Shoes for Crews	$300.0		2.2	9.6

Source: Public company filings and other public sources.

(a) Estimated based on public news release.

(b) Estimated 2011 EBITDA multiple based on Jones Apparel Group conference call.

(c) Excluding participation payments in 2012-2015.

(d) Brown Shoe acquired remaining 50% stake in Edelman Shoe Inc. for $39.4 million.

At page 50, the following are added after the second full paragraph:

PJSC calculated unlevered, after-tax free cash flows as follow:

i) Start with earnings before interest and taxes (“EBIT”)

ii) Tax-effect EBIT with projected tax rate of 38.8% (rate provided by R. G. Barry management)

iii) Add: Depreciation and amortization

iv) Subtract: Capital expenditures

v) Add /Subtract: Change in net working capital

Management Case Projections—Excluding Acquisitions. In performing its discounted cash flow analysis based on the financial projections prepared by management for fiscal years 2015 through 2018, which exclude acquisitions, PJSC used the values set forth in the table below for each of the following items: (a) EBITDA, (b) EBIT, (c) taxes and tax rate, (d) depreciation and amortization expense, (e) capital expenditures, (f) change in net working capital and (g) unlevered, after tax free-cash flows (amounts in millions):

	Fiscal Year
	2015P	2016P	2017P	2018P
EBITDA	22.6	24.4	26.1	28.7
EBIT	18.3	20.7	22.5	25.2
Taxes @ 38.8%	(7.1)	(8.1)	(8.7)	(9.8)
Depreciation & Amortization	2.9	2.8	2.8	2.6
Capital Expenditures	(1.0)	(1.0)	(1.0)	(1.0)
Change in Net Working Capital	4.8	(2.4)	(1.4)	(2.0)

Unlevered, After-Tax Free Cash Flows	$18.0	$12.1	$14.1	$15.1

Management Case Projections—Including Acquisitions. In performing its discounted cash flow analysis based on the additional financial projections prepared by PJSC for fiscal years 2015 through 2018 which apply the financial impact of two illustrative hypothetical acquisitions developed by management to the financial projections prepared by management, PJSC used the values set forth in the table below for each of the following items: (a) taxes and tax rate, (b) change in net working capital, (c) acquisitions and (d) unlevered, after tax free-cash flows (amounts in millions):

	Fiscal Year
	2015P	2016P	2017P	2018P
Taxes @ 38.8%	(9.3)	(10.5)	(13.2)	(14.6)
Change in Net Working Capital	0.8	(2.7)	(6.2)	(2.6)

Acquisitions	(65.0)	—	(40.0)	—

Unlevered, After-Tax Free Cash Flows	($47.0)	$16.2	($22.7)	$22.9

At page 53, the first sentence of the last paragraph is revised to read as follows:

The financial projections prepared by PJSC that include the impact on the foregoing financial projections of the two illustrative hypothetical acquisitions developed by our management (consistent with the long-standing, Board-approved strategic plan to grow the Company through acquisitions), as applied to the financial projections prepared by management, are set forth below (in millions of dollars except for per share data).

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, R. G. Barry has filed a proxy statement and other relevant materials with the SEC. The Definitive Proxy Statement has been sent or given to the shareholders of R. G. Barry and contains important information about R. G. Barry, the proposed Merger and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY, AS THEY CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. The proxy statement and other relevant materials and any other documents filed by R. G. Barry with the SEC, may be obtained, without charge, from the SEC’s website (www.sec.gov) or, without charge, from R. G. Barry by mail or online from the R. G. Barry website at the Investor Relations section of www.rgbarry.com.

Participants in the Solicitation

R. G. Barry and its executive officers and directors may be deemed to be participants in the solicitation of proxies from R. G. Barry shareholders with respect to the proposed Merger. Information regarding any interests that the executive officers and directors of R. G. Barry may have in the transaction are set forth in the Definitive Proxy Statement.

Cautionary Statement Concerning Forward Looking Safe Harbor Statements

Statements in this press release that are not descriptions of historical facts may be “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may”, “will”, “expect”, “plan”, “anticipate”, “believe”, or “project”, or the negative of those words or other comparable words. Any forward-looking statements included in this communication are made as of the date hereof only, based on information available to R. G. Barry as of the date hereof, and subject to applicable law to the contrary. R. G. Barry undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause R. G. Barry’s actual results to differ materially from those suggested by the projected information in such forward-looking statements. Such risks and uncertainties include, among others: any conditions imposed on the parties in connection with the consummation of the Merger; adoption of the Merger Agreement by R. G. Barry’s shareholders (or the failure to obtain such adoption); the ability to obtain regulatory approvals of the Merger and the other transactions contemplated by the Merger Agreement on the proposed terms and schedule; R. G. Barry’s ability to maintain relationships with customers, employees or suppliers following the announcement of the Merger agreement and the transactions contemplated thereby; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the proposed transactions; the risk that the Merger and the other transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the parties or at all; general industry and economic conditions; and the risks that are described from time to time in R. G. Barry’s reports filed with the SEC, including the Annual Report on Form 10-K for the fiscal year ended June 29, 2013, filed with the SEC on September 11, 2013, and in other of R. G. Barry’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on the forward-looking statements. R. G. Barry has no obligation to update the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION

August 22, 2014	By:	/s/ Greg A. Tunney
Greg A. Tunney
President and CEO